SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 19, 2002

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

The board of directors of LCA-Vision Inc. issued a press release announcing the unanimous approval of a 1-for-4 reverse stock split of the company’s approximately 43 million common shares.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press Release dated September 19, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: 9/19/02	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Contact:

Stephen N. Joffe

Joel Pomerantz

LCA-Vision Inc.

The Dilenschneider Group

(513) 792-9292

(212) 922-0900

LCA-Vision Board Approves 1-For-4 Reverse Stock Split;

Will Seek Shareholder Approval By Written Consent

CINCINNATI, OH, September 19, 2002 – The board of directors of LCA-Vision Inc. (NASDAQ NM:LCAV), a leading national provider of laser vision correction services, has unanimously approved a 1-for-4 reverse stock split of the company’s approximately 43 million common shares.  The reverse split is part of a strategy to maximize shareholder value.

“We view the split as a positive move that should benefit both the company and its shareholders.  It will at once increase our shares’ attractiveness to institutional investors and strengthen our ability to continue trading on the highly liquid Nasdaq National Market,” commented Stephen Joffe, Chairman and CEO of LCA-Vision.  He added: “The split will also adjust the authorized and outstanding shares to a level better suited to a company of our size.”

Shareholders will be asked to approve the reverse split by written consent without a meeting.  The record date for determining stockholders eligible to vote will be the close of business on October 15, 2002.  The company expects to complete the voting process by November 29, 2002.

The following table illustrates the pro-forma effect of LCA-Vision’s proposed 1-for-4 reverse stock split:

Pre-Reverse Split

1:4 Reverse Split

Common shares:

       08/31/02

     Pro forma

Outstanding

    42,964,762

    10,741,191

Held by corporate insiders

    14,393,407

      3,598,352

Float

    28,571,355

      7,142,830

Selected per-share statistics:

Cash

$ 0.42

$ 1.68

Book value

   0.81

   3.24

Long-term debt

        0

        0

Revenue

   1.36

   5.44

-more-

Note About LCA-Vision's Proxy Materials – LCA-Vision has filed a preliminary proxy statement regarding shareholder approval of its proposed reverse stock split.  A definitive proxy statement regarding this proposal will be mailed to stockholders, who are urged to read the definitive proxy statement which contains important information about LCA-Vision, the reverse stock split proposal, and the participants in the solicitation.  The proxy statement and any other documents filed by LCA-Vision with the SEC may be obtained free-of-charge on the SEC’s website at www.sec.gov.  In addition, stockholders may obtain free copies of the definitive proxy statement and such other documents from LCA-Vision.

LCA-Vision Inc. owns and operates 32 LasikPlus laser vision correction facilities in the U.S., plus two centers in Canada and a joint venture in Europe.

For additional information, please visit the Company’s website at www.lasikplus.com.  Individuals interested in scheduling a free vision evaluation can call the Company’s patient care center at 1-800-LasikPlus (1-800-527-4575).

# # #

This news release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition, pricing, procedure demand, marketplace acceptance, patient outcomes, different healing results, unforeseen fluctuations in operating results, general economic conditions, and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission.